Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report, dated March 12, 2012, with respect to the consolidated financial statements of HealthSpring, Inc. and subsidiaries as of and for the year ended December 31, 2011, incorporated herein by reference, and to the incorporation by reference of our report in the following Cigna Corporation Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-161227)

(2)	Registration Statement (Form S-8 No. 333-179307)

(3)	Registration Statement (Form S-8 No. 333-166583)

(4)	Registration Statement (Form S-8 No. 333-163899)

(5)	Registration Statement (Form S-8 No. 33-51791)

(6)	Registration Statement (Form S-8 No. 33-60053)

(7)	Registration Statement (Form S-8 No. 333-22391)

(8)	Registration Statement (Form S-8 No. 333-31903)

(9)	Registration Statement (Form S-8 No. 333-64207)

(10)	Registration Statement (Form S-8 No. 333-90785)

(11)	Registration Statement (Form S-8 No. 333-107839)

(12)	Registration Statement (Form S-8 No. 333-129395)

(13)	Registration Statement (Form S-8 No. 333-147994)

/s/ KPMG LLP

Nashville, Tennessee
April 16, 2012